Exhibit 99.1

STERLING
Financial Corporation
111 North Wall Street Spokane, WA 99201-0696
Sterling Financial Corporation of Spokane, Wash., Announces Agreements to Raise $730 Million in New Capital

SPOKANE, Wash. — August 20, 2010 — Sterling Financial Corporation (NASDAQ:STSA) (“Sterling”), the bank holding company of Sterling Savings Bank, today announced agreements to raise a total of $730 million in new capital from institutional, private equity and other accredited investors. The transaction is expected to close on or about August 26, 2010.

Thomas H. Lee Partners, L.P. (“THL”) and Warburg Pincus Private Equity X, L.P. (“WP”) have amended their agreements to increase their investments in Sterling. Under the terms of the amendments, it is anticipated that THL and WP would each purchase 68,366,000 shares of common stock and 1,709,150 shares of Series B preferred stock, for an aggregate purchase price of approximately $171 million each. THL and WP also would receive warrants. Upon closing, THL and WP would each own an aggregate of 22.6 percent of Sterling’s pro forma common stock on an as-converted basis and after giving effect to the exercise of warrants.

Sterling has also entered into agreements with approximately 30 accredited investors for private placement of 155,268,000 shares of common stock and 3,881,700 shares of Series D preferred stock in exchange for aggregate gross proceeds of approximately $388 million in cash. In addition, as previously announced, the U.S. Treasury will convert its $303 million investment of preferred stock in Sterling into common shares. In aggregate, the transactions with THL, WP, other accredited investors and U.S. Treasury will result in the issuance of 4.2 billion shares of Sterling common stock, assuming the conversion of preferred stock and the exercise of warrants.

Sterling President and Chief Executive Officer Greg Seibly said, “This commitment of $730 million in new capital represents a major milestone in our recovery plan, and one that will substantially strengthen our capital ratios and provide a solid base for rebuilding long-term franchise value. The focused energies of many at Sterling have helped us to preserve and grow our core banking franchise in support of our customers and communities across the Pacific Northwest. Today’s announcement reflects the investment community’s recognition of this value.”

Following the closing of the transaction and contingent on regulatory approval, Les Biller, former vice chairman and chief operating officer of Wells Fargo & Company, would serve as chairman of Sterling’s board of directors, and WP Managing Director David A. Coulter and THL Managing Director Scott Jaeckel would join Sterling’s board of directors.

Les Biller said, “These investments reflect a clear vote of confidence in the strength of the Sterling franchise and the great progress Sterling has made in rebuilding and strengthening its balance sheet. I look forward to working with Sterling’s board and management team.”

David Coulter, WP Managing Director and co-head of its Financial Services Group, said, “With the capital raise successfully lined up, we are delighted to partner with Sterling in this new and exciting chapter of its development. With its strong regional banking franchise and talented management team, Sterling will now be exceptionally positioned to benefit from the current displacement in the financial services sector and to create meaningful shareholder value.”

THL Managing Director Scott Jaeckel added, “Following the closing of the capital raise, Sterling will be well-capitalized and well-positioned to build on its foundation as a commercial and consumer lending leader in the Pacific Northwest. We look forward to working with the Sterling management team to further develop the bank as a strong platform for growth.”

Each of the THL and WP investments, the private placement transactions and the U.S. Treasury exchange previously announced are conditioned upon each other and on other closing conditions, including, among others, receipt of regulatory approvals and third-party consents, Sterling’s maintenance of asset levels and capital ratios, the absence of material changes in the characteristics of Sterling’s loan portfolio, no occurrence of an “ownership change” that would affect the preservation of certain of Sterling’s deferred tax assets, no occurrence of a material adverse effect and no adverse change in banking or bank holding company law, rule or regulation. Closing of the recapitalization transactions are not conditioned upon receipt of any shareholder approvals.

The shares of common stock and preferred stock to be purchased by THL and WP and investors in the private placement will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a state chartered and federally insured commercial bank. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2010, Sterling Financial Corporation had assets of $9.74 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. For additional information, please visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

About Thomas H. Lee Partners, L.P. (“THL”)

THL is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has been the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion. Notable transactions sponsored by THL include Aramark, Ceridian, Dunkin’ Brands, Experian, FIS, HomeSide Lending, Houghton Mifflin, Michael Foods, The Nielsen Company, Snapple, Warner Chilcott, Warner Music Group and West Corporation.

About Warburg Pincus

Warburg Pincus is a leading global private equity firm. The firm has more than $30 billion in assets under management. Its active portfolio of more than 110 companies is highly diversified by stage, sector and geography. Founded in 1966, Warburg Pincus has raised 12 private equity funds which have invested more than $35 billion in approximately 600 companies in more than 30 countries. Current and past bank sector investments include Webster Financial, The Bowery Savings Bank, Mellon Financial, DIME Bancorp, TAC Banc-shares, HDFC Bank, IMB Bank, Kotak Mahindra and ICICI. Some other notable financial services investments include Renaissance Re Holdings, Arch Capital Group, Aeolus Re, Metavante Technologies and Primerica. The firm has offices in Beijing, Frankfurt, Hong Kong, London, Mumbai, New York, San Francisco, São Paulo, Shanghai and Tokyo.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions announced today, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

Investor Contacts:	Media Contact:
Daniel G. Byrne	Cara Coon
Sterling Financial Corporation	Sterling Financial Corporation
EVP/Chief Financial Officer	VP/Communications and Public Affairs Director
(509) 458-3711	(509) 626-5348

David Brukardt
Sterling Financial Corporation
EVP/Investor & Corporate Relations
(509) 863-5423